EXHIBIT 3.3

DEAN HELLER                                                  Entity #: C7324-02
Secretary of State                     Certificate of        June 25, 2002
202 North Carson Street                  Amendment
Carson City, Nevada 89701-4201    (PURSUANT TO NRS 78.380)
(775) 684 5708

             IMPORTANT: READ ATTACHED INSTRUCTIONS BEFORE COMPLETING
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              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
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                         FOR NEVADA PROFIT CORPORATIONS
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               (PURSUANT TO NRS 78.380 - BEFORE ISSUANCE OF STOCK)
                              -REMIT IN DUPLICATE-

1.       Name of corporation: MAGNETICARE,  INC.
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2.       The articles have been amended as follows (provide article numbers; if available):

         FIRST - CHANGE NAME OF CORPORATION TO AEROGROW INTERNATIONAL, INC.
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         FOURTH - CHANGE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM
         1,500 WITH A ________PAR VALUE OF NO PAR VALUE TO 20,000,000 AUTHORIZED SHARES OF COMMON STOCK ________WITH A PAR VALUE OF $.001





3. The undersigned declare that they constitute AT LEAST TWO-THIRDS of the INCORPORATORS (check) ____ or of the BOARD OF DIRECTORS (check) _|X|_.

4. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

5.       Signatures:

/S/  MICHAEL BISSONNETTE
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     Michael Bissonnette                       Signature

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause the filing to be rejected.